                                                                   Exhibit B-101

Corporations Section                                          Geoffrey S. Connor
P.O. Box 13697                        [SEAL]                  Secretary of State
Austin, Texas 78711-3697


                        OFFICE OF THE SECRETARY OF STATE

The undersigned, as Secretary of State of Texas, does hereby certify that articles of merger were filed in this office on December 23, 2003, with an effective date of December 31, 2003. The articles of merger provided the following:

                              (Constituent entities)
INDUSTRIAL GAS     52125900       TX, USA               Domestic Business
SUPPLY                                                  Corporation
CORPORATION
UNIT GAS           28111500       TX.USA                Domestic Business
TRANSMISSION                                            Corporation
COMPANY

                           Were merged with and into
                               (Surviving entity)

CENTERPOINT        42047900       TX, USA              Domestic Business
ENERGY                                                 Corporation
INTRASTATE
PIPELINES, INC.
(Formerly:
LOUISIANA UNIT
GAS TRANSMISSION
COMPANY)

                        In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on January 06, 2004.

          Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555                     FAX(512) 463-5709          TTY7-1-1
Prepared by: Beverly Mayfield

Corporations Section                                          Geoffrey S. Connor
P.O. Box 13697                         [SEAL]                 Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE

[SEAL]

                                                  /s/ Geoffery S. Connor
                                                  -------------------------
                                                  Geoffrey S. Connor
                                                  Secretary of State

          Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555                     FAX(512) 463-5709          TTY7-1-1
Prepared by: Beverly Mayfield

Corporations Section                                          Geoffrey S. Connor
P.O. Box 13697                         [SEAL]                 Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE

                              CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                        INDUSTRIAL GAS SUPPLY CORPORATION
                          Domestic Business Corporation
                            [Filing Number: 52125900]

                         UNIT GAS TRANSMISSION COMPANY
                         Domestic Business  Corporation
                           [Filing Number: 28111500]

                                      Into

                  CENTERPOINT ENERGY INTRASTATE PIPELINES, INC.
               [Formerly: LOUISIANA UNIT GAS TRANSMISSION COMPANY]
                          Domestic Business Corporation
                            [Filing Number: 42047900]

have been filed in this office as of the date of this certificate. Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger.

Dated: 12/23/2003
Effective:12/31/2003@11:59pm

[SEAL]

                                                  /s/ Geoffrey S. Connor
                                                  -------------------------
                                                  Geoffrey S. Connor
                                                  Secretary of State

          Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555                     FAX(512) 463-5709          TTY7-1-1
Prepared by: Angie Hurtado

                                                                FILED
                                                            In the Office of the
                                                     Secretary of State of Texas

                                                            DEC 23 2003

                                                            CORPORATIONS SECTION

                               ARTICLES OF MERGER

                                     merging

                        INDUSTRIAL GAS SUPPLY CORPORATION
                             (a Texas corporation)

                                       and

                          UNIT GAS TRANSMISSION COMPANY
                             (a Texas corporation)

                                  with and into

                     LOUISIANA UNIT GAS TRANSMISSION COMPANY
                             (a Texas corporation)

            Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), Industrial Gas Supply Corporation, a Texas corporation ("Industrial Gas"), Unit Gas Transmission Company, a Texas corporation ("Unit Gas"), and Louisiana Unit Gas Transmission Company, a Texas corporation (the "Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of effecting the merger (the "Merger") of Industrial Gas and Unit Gas with and into the Surviving Corporation, with the Surviving Corporation continuing in existence following the Merger as the surviving corporation:

      FIRST: The name and state of incorporation of each party (the "Constituent Entities") to the Agreement and Plan of Merger dated as of December 22, 2003 (the "Agreement and Plan of Merger") are as follows:

     Name                                       State of Incorporation
--------------                                  -----------------------
Industrial Gas Supply Corporation                       Texas
Unit Gas Transmission Company                           Texas
Louisiana Unit Gas Transmission Company                 Texas

      SECOND: The Agreement and Plan of Merger was approved by CenterPoint Energy Resources Corp., a Delaware corporation ("CERC"), as sole shareholder of Unit Gas, Industrial Gas and the Surviving Corporation in the manner required by Article 5.03 of the TBCA.

      THIRD: The articles of incorporation of the Surviving Corporation in effect immediately prior to the effective time of the Merger shall be amended and restated in their entirety to read as set forth on Exhibit A attached hereto.

      FOURTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1111 Louisiana, Houston, Texas 77002, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of the Constituent Entities.

      FIFTH: The outstanding capital stock of Industrial Gas consists of 1,000 shares of common stock, par value $1.00 per share (the "Industrial Gas Common Stock"). The holder of all shares of the Industrial Gas Common Stock, CERC, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      SIXTH: The outstanding capital stock of Unit Gas consists of 1,000 shares of common stock, par value $1.00 per share (the "Unit Gas Common Stock"). The holder of all shares of the Unit Gas Common Stock, CERC, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      SEVENTH: The outstanding capital stock of the Surviving Corporation consists of 1,000 shares of common stock, par value $1.00 per share (the "Surviving Corporation Common Stock"). The holder of all shares of the Surviving Corporation Common Stock, CERC, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      EIGHTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by the constituent documents of Unit Gas, Industrial Gas and the Surviving Corporation.

      NINTH: The Surviving Corporation will be responsible for the payment of any fees and franchise taxes payable by each of Industrial Gas and Unit Gas to the State of Texas and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      TENTH: The Merger shall become effective at 11:59 p.m. Central Standard Time on December 31, 2003.

            IN WITNESS WHEREOF, each undersigned corporation has caused these Articles of Merger to be executed on its behalf on December 22, 2003.

                                        INDUSTRIAL GAS SUPPLY
                                        CORPORATION,
                                        a Texas corporation

                                        By: /s/ Rufus S. Scott
                                           --------------------------
                                            Name:  Rufus S. Scott
                                            Title: Vice President

                                        UNIT GAS TRANSMISSION COMPANY,
                                        a Texas corporation

                                        By: /s/ George C. Hepbuin III
                                           -------------------------------
                                            Name:  George C. Hepbuin III
                                            Title: Vice President

                                        LOUISIANA UNIT GAS TRANSMISSION
                                        COMPANY,
                                        a Texas corporation

                                        By: /s/ George C. Hepbuin III
                                           -------------------------------
                                            Name:  George C. Hepbuin III
                                            Title: Vice President

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                     LOUISIANA UNIT GAS TRANSMISSION COMPANY

                                    ARTICLE I

            Louisiana Unit Gas Transmission Company, a Texas corporation (the "Company"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (as amended, the "TBCA"), hereby adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Company as in effect on the date hereof, as amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

                                   ARTICLE II

            The Articles of Incorporation of the Company are amended by these Amended and Restated Articles of Incorporation as follows:

            The amendments made by these Amended and Restated Articles of Incorporation (the "Amendments") alter or change Articles I-VIII of the Articles of Incorporation. The full text of each provision altered or added is as set forth in Article IV hereof.

                                   ARTICLE III

            The Amendments have been effected in conformity with the provisions of the TBCA and the constituent documents of the Company, and these Amended and Restated Articles of Incorporation and the Amendments effected thereby were duly adopted by the sole shareholder of the Company on December 22, 2003.

                                   ARTICLE IV

            The Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Texas on November 19, 1977, as in effect on the date hereof, are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                 CENTERPOINT ENERGY INTRASTATE PIPELINES, INC.

                                    ARTICLE I

            The name of the corporation is CenterPoint Energy Intrastate Pipelines, Inc., hereinafter referred to as the "Company."

                                   ARTICLE II

            The Company shall have perpetual existence.

                                  ARTICLE III

            The purpose or purposes for which the Company is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

            The aggregate number of shares of capital stock that the Company shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share.

                                    ARTICLE V

            The Company has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.

                                   ARTICLE VI

            No holder of any stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Company, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Company, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Company, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors of the Company to such persons, firms, corporations or associations, and upon such terms as the Board of Directors of the Company may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

                                   ARTICLE VII

            The street address of the Company's registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002 and the name of its registered agent is CT Corporation System.

                                  ARTICLE VIII

            The number of directors of the Company shall be fixed by, or in the manner provided in, the bylaws of the Company. The number of directors presently constituting the Board of Directors is two, and the names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

         Name                                     Address
----------------------                      --------------------
David M. McClanahan                         1111 Louisiana
                                            Houston, Texas 77002

Wayne D. Stinnett, Jr.                      1111 Louisiana
                                            Houston, Texas 77002

                                   ARTICLE IX

            Unless contrary to law, any action required or permitted to be taken at any meeting of shareholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such actions at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                    ARTICLE X

            A director of the Company shall not be liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

            (a) a breach of the director's duty of loyalty to the Company or its shareholders;

            (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law;

            (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director's office;

            (d) an act or omission for which the liability of a director is expressly provided for by statute.

            If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the Company entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                           AMENDED AND RESTATED BYLAWS

                                       OF

                  CENTERPOINT ENERGY INTRASTATE PIPELINES, INC.

                   ADOPTED AND EFFECTIVE AS OF JANUARY 1,2004

            The following Bylaws, adopted by the Board of Directors and the sole shareholder of CenterPoint Energy Intrastate Pipelines, Inc., a Texas corporation (the "Company"), as of the date first written above, shall govern the business of the Company, except as the same may be afterwards amended and except as the same may conflict with the Company's Articles of Incorporation (as they may be amended and restated from time to time, the "Articles of Incorporation") or any provisions of the Texas Business Corporation Act (the "TBCA"):

                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1. Place of Meetings. All meetings of the shareholders shall be held at such time and place, either within or without the State of Texas, as may be designated from time to time by the Board of Directors or officer calling the meeting. If no such designation is made, meetings shall be held at the principal office of the Company.

      Section 2. Annual Meeting. Annual meetings of the shareholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors by majority vote and transact such other business as may properly be brought before the meeting. If the election of the Board of Directors shall not be held on the day designated herein for any annual meeting of the shareholders or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not cause a dissolution of the Company.

      Section 3. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes by the Chairman of the Board, if there is one, the President or a majority of the Board of Directors. Special meetings of the shareholders may be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the request.

      Section 4. Notice of Meeting. Written notice of all meetings stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting to the shareholders of record entitled to vote at such meeting unless the Board of Directors is seeking shareholder approval of a plan of merger or exchange, in which case notice shall be delivered not less than 20 nor more than 60 days before the meeting to all shareholders whether or not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the share transfer records of the Company, with postage thereon prepaid. Any notice required to be given to any shareholder under any provision of the TBCA or the Articles of Incorporation or these Bylaws need not be given to a shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on any securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action taken or meeting held without notice to such a person shall have the same force and effect as if notice had been duly given. If such a person subsequently delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

      Section 5. Voting List. The officer or agent having charge of the share transfer records of the Company shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, stating the address of and the number of shares held by each, which list, for the period of 10 days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during such meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at any meeting.

      Section 6. Voting at Meetings. Any shareholder of the Company entitled to vote, shall be entitled to one vote for each share held by such person, either in person or by proxy executed in writing by such person or by such person's duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution unless provided otherwise in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

      Section 7. Quorum of and Voting by Shareholders. The holders of a majority of shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum as to that matter at a meeting of shareholders. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Articles of Incorporation, or these Bylaws, the vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present or represented shall be the act of the shareholders' meeting.

      Section 8. Officers. The Chairman of the Board, if there is one, or, the President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of any such officer, such duties shall be performed by another officer of the Company appointed by the Board of Directors.

      Section 9. Meetings by Conference Telephone. Meetings of shareholders may be held by means of a conference telephone, web conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Article I, Section 9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 10. Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of any corporate action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to such action.

                                   ARTICLE II

                                   DIRECTORS

      Section 1. Number and Tenure. The business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall be elected by the shareholders of the Company. The number of directors on the Board of Directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of directors by the shareholders of the Company, but no decrease in the number of directors by the Board of Directors shall have the effect of shortening the term of any incumbent director. Members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, or until the earliest of their death, resignation or removal.

      Section 2. Qualifications. Directors need not be shareholders of the Company, or residents of the State of Texas.

      Section 3. Vacancies. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship filled by the Board of Directors by reason of an increase in the number of directors may only be filled for a term of office continuing until the next election of one or more directors by the shareholders of the Company.

      Section 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either existing or newly elected members of the Board of Directors. Regular meetings may be held at such other times and at such other places as shall be designated by the Board of Directors.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if there is one, the President or a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of directors thereat. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, unless such director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided herein, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. Quorum. A majority of the entire Board of Directors present in person shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

      Section 8. Meetings by Conference Telephone. Meetings of the Board of Directors may be held by means of a conference telephone, web conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Article II, Section 8 shall constitute presence in person at such meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 9. Compensation. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Company. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board of Directors.

      Section 10. Removal. Any director may be removed by the shareholders, either for or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors.

      Section 11. Liability. No director of the Company shall be liable to the Company or the shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas.

      Section 12. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBCA, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law. Each duly-authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.

                                   ARTICLE III

                                    OFFICERS

      Section 1 . General. The officers of the Company shall be elected by the Board of Directors and shall include a President and a Secretary. Additionally, the Board of Directors, in its discretion, may elect such other officers and assistant officers as the Board of Directors deems necessary. Any two or more offices may be held by the same person. The officers of the Company need not be shareholders of the Company or, except in the case of the Chairman of the Board of Directors, if there is one, directors of the Company.

      Section 2. Term of Office. Each officer of the Company shall hold office until such officer's successor shall have been duly elected and qualified, or until the death, resignation or removal in the manner hereinafter provided of such officer.

      Section 3. Resignation, Removal and Vacancies. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create any contractual rights. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Company, or otherwise, such vacancy shall be filled by election by the majority of directors on the Board of Directors, and the officer so elected shall hold such office until his successor is duly elected and qualified.

      Section 4. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

      Section 1. Certificates Representing Shares. The Company shall deliver certificates representing all shares of capital stock of the Company to the persons entitled to receipt of such shares. Such certificates shall be signed by the President and the Secretary or such other officer or officers as the board of directors shall designate. The signatures of such officers upon any certificate representing shares of capital stock of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer was in office at the date of issuance.

      Section 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of capital stock of the Company. Unless and until such appointment is made, the Secretary of the Company shall maintain a share transfer book, setting forth the names and addresses of the holders of all issued shares of capital stock of the Company, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares and whether or not such shares originate from original issuance by the Company or from transfer. The names and addresses of shareholders as they appear on the share transfer book shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

      Section 3. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate of capital stock of the Company theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed. In authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify the Company as the Board of Directors may prescribe.

      Section 4. Transfers. Shares of capital stock of the Company shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of capital stock of the Company shall be made on the share transfer records of the Company only by the person named in any such certificate or by his or her duly authorized attorney or legal representative, upon endorsement and surrender of any such certificate therefor, and such certificate shall be canceled before a new certificate shall be issued.

      Section 5. Dividends. Dividends on the outstanding shares of capital stock of the Company may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Company.

      Section 6. Preemptive Rights. No shareholder of the Company, by reason of such person holding shares of any class of capital stock of the Company, shall have any preemptive or preferential right to acquire, subscribe for, purchase or receive any additional, unissued or treasury shares of any class of capital stock of the Company now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Company now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such shareholder, and the Board of Directors may authorize the issuance of shares of any class of capital stock of the Company, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of capital stock of the Company, without offering any such shares of any class of capital stock, notes, debentures, bonds or other securities either in whole or in part, to the existing shareholders of any class of capital stock of the Company.

                                    ARTICLE V

                         INDEMNIFICATION AND INSURANCE

      Section 1. Indemnification. Each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the Company, or any person who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, limited partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an "Indemnitee"), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the TBCA or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or directors, or other arrangement. The Company may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of this Article V and include related provisions meant to facilitate the Indemnitees' receipt of such benefits and such other indemnification protections as may be deemed appropriate.

      Section 2. Advancement or Reimbursement of Expenses. The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the TBCA or any successor statutory provisions, as from time to time amended. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Company shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article V within 10 days after the receipt by the Company of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and undertakes and agrees in writing that he will reimburse and repay the Company for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that the Indemnitee is not entitled to be indemnified against such expenses.

      Section 3. Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to such Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA or any successor statutory provisions, as from time to time amended, provided, however, that notwithstanding the foregoing, if a change in control shall have occurred, such determination shall be made by independent counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2) of the TBCA or any successor statutory provisions, as from time to time amended. The Company shall pay any and all reasonable fees and expenses of independent counsel incurred in connection with any such determination. If a change in control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification under this Article V upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by independent counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of independent counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

      Section 4. Effect of Certain Proceedings. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) by itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of the Company or, in all other cases, that was not opposed to the best interests of the Company or, with respect to any criminal proceeding, such Indemnitee had no reasonable cause to believe that his conduct was unlawful and such Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

      Section 5. Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article V, such Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee. Notwithstanding the foregoing, if a change in control shall have occurred, an Indemnitee shall be entitled to indemnification under this
Article V, Section 5 regardless of whether such Indemnitee ultimately prevails in such judicial adjudication.

      Section 6. Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability under this Article V or the TBCA.

      Section 7. Amendment of the TBCA. If the TBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute. Any amendment, repeal or modification of this
Section 7 shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such amendment, repeal or modification.

                                   ARTICLE VI

                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or shareholder, such notice may be given by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when such notice shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable, and notice shall be deemed given at the time such notice is transmitted.

      Section 2. Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, by either the shareholders of the Company or by the Board of Directors of the Company.

      Section 2. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Texas." The Corporate Seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 3. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

      Section 4. Inapplicability of Business Combination Law. The Company elects not to be governed by Part Thirteen of the TBCA (Art. 13.01 et seq.) and successor provisions to such Part Thirteen.